                                                                        EX.10.50


                          FLOORPLAN REPURCHASE AGREEMENT


To:   ITT COMMERCIAL FINANCE CORP.
      8251 Maryland Avenue
      Clayton, Missouri, U.S.A.  63105

                     and

To:   ITT COMMERCIAL FINANCE
      a division of ITT Industries of Canada Ltd.
      50 Burnhamthorpe Road, Suite 1400
      Mississauga, Ontario, Canada  L5B 3C2


      We, the undersigned, sell various products ("Merchandise") at wholesale to retail dealers or distributors in the United States of America and Canada (collectively "Dealer") who may require financial assistance in order to make such purchases from us. To induce you to finance the acquisition of Merchandise by any Dealer and in consideration thereof, we agree that:

      1. Whenever a Dealer shall request the shipment of Merchandise from us and shall request the same be financed by you, we may deliver to you an invoice or invoices describing the Merchandise and by delivery of an invoice shall evidence and warrant the following:

             a. That we transfer to the Dealer all rights, title and interest in and to the Merchandise so described contingent upon your approval to finance the transaction.

             b. That our title to the Merchandise is free and clear of all liens and encumbrances when transferred to the Dealer.

             c. That the Merchandise is in salable condition, free of any material defects.

             d. That the Merchandise has been the subject of a bona fide order by the Dealer placed with and accepted by us and that the Dealer has requested that the transaction be financed by you.

             e. That the Merchandise subject to the transaction has been shipped to the Dealer not more than ten (10) days prior to the invoice date.

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      In the event of any breach of any of the above-described warranties, we will immediately: (i) pay to you an amount equal to the total unpaid balance (being principal, finance charges, and all service, delinquency and penalty charges) owed to you on each item of such Merchandise as to which we have breached any of the above-described warranties; and (ii) reimburse you for all costs and expenses (including, but not limited to, attorney's fees and legal fees on a solicitor and client basis) incurred by you as a result of any such breach.

      2. You shall only be bound to finance Merchandise which you have accepted to finance (which acceptances shall be indicated by your issuance of an approval number or a draft or other instrument to us in payment of the invoice less the amount of your charges as agreed upon from time to time) and only if: (i) the Merchandise is delivered to the Dealer within thirty (30) days following your acceptance; (ii) you have received our invoice for such Merchandise within ten (10) days from the date of delivery of the Merchandise to the Dealer; and (iii) you have not revoked your acceptance prior to the shipment of the Merchandise to the Dealer.

      3. Whenever you deem it necessary in your sole discretion to repossess or if you otherwise come into possession of any Merchandise financed by you when originally shipped by us to a Dealer, in which you have a security interest or other lien, we will be required to and will repurchase each unit of such Merchandise from you upon your repossession or other acquisition or possession thereof in accordance, and subject to compliance, with the following terms and conditions:

             a. We will repurchase each unit of such Merchandise in whatever condition, at the point where you repossess it or where it otherwise comes into your possession. You agree to give us notice of the time and place to repurchase such Merchandise.

             b. Subject to the provisions of 3(c) hereinbelow, the repurchase price that we will pay you for each unit of such Merchandise will be an amount equal to the total unpaid balance (being principal, finance charges and all service, penalty and delinquency charges) owed to you on such unit of Merchandise, and any costs and expenses paid or incurred by you in connection with the repossession of such unit of Merchandise including reasonable attorney's fees and legal fees on a solicitor and client basis ("Repurchase Price"). We will pay you the Repurchase
                    Price for each unit of such Merchandise immediately upon the earlier of (i) our disposition of such unit of Merchandise, or (ii) the ninetieth (90th) day following the date you repossess or otherwise come into possession of such unit of Merchandise. We will also pay you interest on the average daily unpaid Repurchase Price for each unit of such Merchandise, from the date of your repossession or

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                    other acquisition or possession of such unit of Merchandise until the Repurchase Price is paid in full. Interest will accrue on the average daily unpaid Repurchase Price on each unit of such Merchandise at the rate of interest equal to the rate of interest charged by you to the particular
                    Dealer under your financing program with such Dealer. Interest payments will be due and payable on the 10th day of each month.

             c. We may send you a written notice requesting you to obtain possession, for repurchase by us, of all Merchandise of a Dealer ("Action Notice") if such Dealer is in default to you in the payment of any principal or interest payment according to the terms of your financing agreement with such Dealer. You shall then be required, within thirty
                    (30) days following your actual receipt of such Action Notice ("Action Period") to initiate any action or motion to obtain possession and the right to dispose of such Merchandise. If you fail to initiate such action or motion within the Action Period, the Repurchase Price on each such unit of Merchandise of such Dealer shall be reduced by
                    (i) all principal payments that become more than ninety
                    (90) days past due after the date of your actual receipt of such Action Notice ("Principal Reduction") and (ii) all interest, finance charges and all service, penalty and delinquency charges related to such Principal Reduction. The Repurchase Price shall not be reduced by any principal payment, or any finance charges or any service, penalty or delinquency charges related thereto, that is ninety (90) or more days past due as of the date of your actual receipt of such Action Notice regardless of whether or not you initiate such action or motion within the Action Period.
                    If you do initiate such action or motion within the Action Period, we shall pay you one hundred percent (100%) of the Repurchase Price in accordance with the terms of this Agreement on each such unit of Merchandise financed by you when originally shipped by us to Dealer. You agree to apply payments from a Dealer in accordance with your normal and customary practices consistently applied.

             d. You warrant to us that your security interest or other lien in each unit of such Merchandise that you repossess or that otherwise comes into your possession is superior to all other security interests and liens in such unit of Merchandise as of the date by which you specify we must take possession of such unit of Merchandise. We neither take nor receive any rights, and we promise that there will be no liens superior to yours, in any unit of such Merchandise until the Repurchase Price for such unit of

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

                   Merchandise is paid, as limited, if such limitation is applicable, by 3(c) hereinabove.

      4. Except as limited by 3(c) hereinabove, you may extend the time of a Dealer in default to fulfill its obligations to you without notice to us and without altering our obligations hereunder. We waive any rights we may have to notice of: dishonor, any legal proceeding against a Dealer (except under 3(c) hereinabove), and we waive any rights we may have to require you to proceed against a Dealer or to pursue any other remedy in your power. Our liability to you will not be affected by any change in the terms of any agreement between you and Dealer, or the release, settlement or compromise of or with any party liable for the payment or performance thereof other than Dealer, the nonperfection of any security or lien thereunder, any change in Dealer's financial condition, or the interruption of business relations between you and Dealer. We have made an independent investigation of the financial condition of Dealer and we do not rely on any representations made by you as to the financial condition of Dealer. We acknowledge that we have access to current and future Dealer financial information which will enable us to continuously remain informed of Dealer's financial condition. We may, however, rely upon written information that you supply to us as to the amount and length of time that principal or interest payments are past due from a Dealer to you.

      5. Your failure to exercise any rights granted hereunder shall not operate as a waiver of those rights.

      6. This Agreement shall be binding upon and inure to the benefit of your successors or assigns. You may perform or cause to be performed any or all of your obligations hereunder by any of your subsidiary and/or affiliated companies, and our obligations under this Agreement shall inure to the benefit of any of your subsidiary and/or affiliated companies.

      7. Either of us may terminate this Agreement by notice to the other in writing, the termination to be effective thirty (30) days after receipt of the notice by the other party, but the termination shall in no manner terminate our liability with respect to financial transactions entered into by you with any Dealer prior to the effective date of termination, including, without limitation, transactions that will not be completed until after the effective date of termination.

      8. THIS AGREEMENT IS SUBMITTED BY US TO YOU (FOR YOUR ACCEPTANCE OR REJECTION THEREOF) AT ITT COMMERCIAL FINANCE CORP.'S PRINCIPAL PLACE OF BUSINESS IN THE CITY OF CLAYTON, ST. LOUIS COUNTY, STATE OF MISSOURI, U.S.A. 63105 AND SHALL NOT BE BINDING OR BECOME EFFECTIVE UNLESS AND UNTIL ACCEPTED BY YOU IN THE MANNER SET FORTH BELOW. IF SO ACCEPTED, THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE AT ITT COMMERCIAL FINANCE CORP.'S PRINCIPAL PLACE OF BUSINESS. THIS AGREEMENT SHALL BE

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GOVERNED AND CONTROLLED AS TO INTERPRETATION, ENFORCEMENT, VALIDITY,
CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS, STATUTES AND DECISIONS OF THE STATE OF MISSOURI, U.S.A. WE, IN ORDER TO INDUCE YOU TO ACCEPT THIS AGREEMENT, UNCONDITIONALLY CONSENT TO THE TERMS OF BINDING ARBITRATION HEREINAFTER SET FORTH. IN THE EVENT THE TERMS OF SUCH BINDING ARBITRATION ARE INVALID OR UNENFORCEABLE, WE UNCONDITIONALLY CONSENT AND SUBMIT TO THE JURISDICTION OF THE COURTS OF THE UNITED STATES OF AMERICA WHEREVER LOCATED, AND AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT MAY BE LITIGATED, AT YOUR SOLE DISCRETION AND ELECTION, IN ANY STATE OR FEDERAL COURTS HAVING SITUS ANYWHERE WITHIN THE STATE OF MISSOURI, U.S.A. WE HEREBY FURTHER UNCONDITIONALLY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MISSOURI, U.S.A. WE HEREBY WAIVE ANY RIGHT WE MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST US BY YOU IN ACCORDANCE WITH THIS PARAGRAPH.

      9. BINDING ARBITRATION. All actions, disputes, claims and controversies heretofore or hereafter arising out of or relating to (a) this Agreement and/or any amendments and addenda hereto, (b) any subsequent agreement entered into between the parties hereto, (c) any previous agreement entered into between the parties hereto and/or (d) any relationship or business dealings between the parties hereto (collectively the "Disputes"), shall be subject to and resoled by binding arbitration in accordance with and pursuant to the Code of Procedure in effect from time to time ("Code") of the National Arbitration Forum ("NAF"), currently located at 2124 Dupont Avenue South, Minneapolis, Minnesota 55405. If the code is cancelled and/or the NAF dissolves or disbands, all arbitrable Disputes under this Agreement shall be subject to and resolved by binding arbitration in accordance with and pursuant to the Code and shall be administered by the American Arbitration Association.

             a. The parties to this Agreement agree that the locale and situs of all arbitration provided for herein shall be in the Eastern Division of the Federal Judicial District for the Eastern District of Missouri. When the jurisdictional requirements of the Federal Arbitration Act, 9 U.S.C., Sections 1-14 (1982), ("FAA") are satisfied, the FAA shall, with respect to all Disputes within the scope of the FAA, govern the arbitration hereunder and be applied by the arbitrator(s). The parties recognize and agree that this Agreement evidences transactions involving commerce among the several states.

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             b.     Nothing in this Agreement shall be construed to prevent
                    either party's use of any prejudgment or provisional action or remedy relating to any collateral or security for any contractual debts now or hereafter owed by either party to the other under this Agreement, any previous agreement entered into between the parties, any subsequent agreement entered into between the parties and/or any renewals, extensions, changes, amendments, addenda, additions or modifications thereto. The institution and maintenance of an action for judicial relief in pursuit of any such prejudgment or provisional remedies shall not constitute a waiver of the right of any party, including the plaintiff, to compel arbitration of any Disputes subject to arbitration as provided herein. If, however, either party brings any other action for judicial relief with respect to any Disputes that the parties have agreed to arbitrate under the terms and provisions of this Agreement, the party who brought such action shall be liable for and shall immediately pay to the other party all of the other party's costs and expenses (including attorney's fees) incurred by the other party to stay such action and remove or refer such Disputes to arbitration. Without limiting the foregoing, the parties hereto further specifically and expressly agree that all Disputes arising under common law, statutory law and in equity shall be subject to binding arbitration pursuant to the terms stated herein.

             c. In any Disputes arbitrated pursuant to the terms of this Agreement, the arbitrator(s) is(are) specifically empowered to hear and decide pre-hearing motions to dismiss such Disputes and for summary judgment on such Disputes. The parties agree to permit discovery proceedings of the type provided by the Federal Rules of Civil Procedure both in advance and during recesses of the arbitration hearings, but only with respect to any Disputes arbitrated where the amount in controversy is at least $250,000.00. All arbitration proceedings conducted hereunder will be conducted on a confidential basis and all awards granted thereunder shall be kept confidential. Any award, judgment or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered and enforced by either party in any state or federal court having competent jurisdiction. Each party agrees to submit to the jurisdiction of any such court for purposes of enforcement of any such award, order or judgment. Any award, judgment or order rendered by the arbitrator(s) pursuant to such arbitration shall be included in a written decision signed by the arbitrator(s) joining therein, which will specify the reasons

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

                    upon which the award, judgment or order was based, including all of the elements involved in the calculation of any award of damages.

             d. All notices you send to us will be sufficiently given when actually received by us at our address specified below. All notices we send to you will be sufficiently given if mailed or delivered to you, and actually received by you, at:
                    8251 Maryland Avenue, Clayton, Missouri 63105, Attention:
                    General Counsel, or such other address as you may specify from time to time. In the event either party brings legal action to vacate or modify the arbitrator's(s') award and such party does not prevail, such party will pay all costs and expenses, including attorney's fees, incurred by the other party in defending such action. Such costs and expenses shall also be assessed against the petitioning party who does not prevail in any subsequent appellate action. If the arbitration provisions contained in this Agreement are invalid or their application is invalid or unenforceable, thereby allowing the parties to resolve their Disputes outside of arbitration, we hereby agree that any legal proceeding with respect to any Disputes in which we or you or any of your affiliates, or our successors or assigns are parties, will be tried in a court of competent jurisdiction by a judge without a jury. We hereby waive any right to a jury trial in any such proceeding.

      10. This Agreement will only apply to Merchandise that you agree to finance for a Dealer after the date hereof. All Merchandise that you agreed to finance prior to the date hereof, whether or not such financing is complete as of the date hereof, will be governed by any agreement(s) in effect between you and us as of the date that you previously agreed to provide such financing, and we hereby ratify all terms of such prior agreements with respect to such Merchandise that you agreed to finance prior to the date hereof.

      11. This document contains the full agreement of the parties concerning the financing by you, and the repurchase by us, of Merchandise, and can be varied only by a document signed by all parties hereto. However, we may agree to execute a Guaranty to ITT Commercial Finance Corp. or to execute a Guarantee to ITT Commercial Finance, a division of ITT Industries of Canada Ltd. as to transactions with specific Dealers (individually and collectively "Guaranty"). The terms of that certain letter from Mr. Geoffrey
D. Lyon to Mr. Enoch Stiff dated September 19, 1990 and any such Guaranty shall not limit or amend, but shall be in addition to and wholly separate from, this Agreement.

      12.     Notice of the acceptance of this Agreement is hereby waived.

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EACH OF THE UNDERSIGNED HEREBY REQUESTS THAT THIS AGREEMENT BE DRAWN IN
ENGLISH.

CHACUN DES SOUSSIGNES EXIGENT QUE CE DOCUMENT SOIT REDIGE EN ANGLAIS.


Dated:  October 2, 1990


ATTEST:                                TRAK INTERNATIONAL, INC.


/s/  /Illegible Signature/             By: /s/ P. Enoch Stiff
-----------------------------             ---------------------------
                                       Title:  President


                                       By: /s/ Allan J. Jablonsky
                                          ---------------------------
                                       Title:  Controller


                                       (If a corporation, two authorized
                                         officers must sign).


                                       Business Address:
ACCEPTED:                              369 W. Western Avenue
                                       Port Washington, WI  53074
ITT COMMERCIAL FINANCE CORP.


By:
   --------------------------
Title:
      -----------------------


ITT COMMERCIAL FINANCE
a division of ITT Industries of Canada Ltd.

By:
   --------------------------
Title:
      -----------------------

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                  ADDENDUM TO FLOORPLAN REPURCHASE AGREEMENT

      This Addendum is made to that certain Floorplan Repurchase Agreement entered into by and between TRAK INTERNATIONAL, INC. ("TRAK") and ITT Commercial Finance Corp. and ITT Commercial Finance, a division of ITT Industries of Canada Ltd. ("ITT") on October 2, 1990 ("Agreement").

      FOR VALUE RECEIVED, TRAK and ITT agree that the following paragraph is incorporated into the Agreement as if originally set forth therein:

      "Notwithstanding anything to the contrary in Section 3(d), in addition to all our other obligations set forth in this Agreement, if, after reasonable efforts, you are unable for any reason to obtain a subordination of a prior filing creditor's interest in a Dealer's Merchandise financed by you when originally shipped by TRAK to a Dealer, or any proceeds thereof, we will be liable for and indemnify you for One Hundred percent (100%) of any Loss you suffer as a result of your inability to obtain such subordination (including, without limitation, any Loss resulting from your inability to exercise your perfected Purchase Money Security Interest ("PMSI") in Merchandise or your inability to obtain any proceeds of, or chattel paper or general intangibles arising from, any PMSI Merchandise); provided, however, that this indemnification shall be of no force or effect as to any Loss you suffer regarding Merchandise or any proceeds thereof, of any Dealer against whom you have not obtained, as to Dealers located in the United States, a first perfected PMSI in accordance with Section 9-312 of the Uniform Commercial Code as enacted in the applicable jurisdiction ("UCC"), timely filed UCC continuation statements and sent re-notification letters to maintain such priority and, as to Canadian Dealers, complied with comparable Canadian legislation as enacted in the applicable province regarding perfection of PMSI's. The amount of any Loss and the decision as to when a Loss has occurred will be in your sole discretion, provided you use your standard procedure for the determination of a Loss. The term "Loss" as used in this paragraph will mean: the principal balance and any finance charges due and owing to you by the Dealer for Merchandise financed by you when originally shipped by us to a Dealer, and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by you in attempting to collect such Loss from the Dealer. We will immediately pay you the amount owed under the terms of this paragraph on receipt of notice from you that you have incurred a Loss with respect to any Dealer."

      The above provision is in addition to and separate from, and in no way a limitation on or amendment to, any other provision of the Agreement.

      All other terms as they appear in the Agreement are ratified and shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, TRAK and ITT have executed this Addendum to Floorplan Repurchase Agreement by their duly authorized representatives all as of the 14th day of June, 1993.



TRAK INTERNATIONAL, INC.            ITT COMMERCIAL FINANCE CORP.


By: /s/ James H. Hook               By: /s/ /Illegible Signature/
   -------------------------           ---------------------------
Title: VP[cad 228]Finance & CFO             Title: RVP


                                    ITT COMMERCIAL FINANCE,
                                    a division of ITT Industries of Canada Ltd.


                                    By: /s/ /Illegible Signature/
                                       ------------------------------
                                    Title: RVP


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